UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) November 17, 2023

TROIKA MEDIA GROUP, INC.
(Exact name of registrant as speciﬁed in its charter)

Nevada	001-40329	83-0401552
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identiﬁcation No.)

25 W 39th Street New York, NY	10018
(Address of principal executive oﬃces)	(Zip Code)
Registrant’s telephone number, including area code (212) 213-0111
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K ﬁling is intended to simultaneously satisfy the ﬁling obligation of the registrant under any of the following provisions :

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares $0.001 par value	TRKA	The NASDAQ Capital Market
Redeemable Warrants to acquire Common Shares	TRKAW	The NASDAQ Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 3.01 NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING

On November 17, 2023, Troika Media Group, Inc. (the “Company”) received a delinquency notification letter from Nasdaq stating that the Company was not in compliance with Nasdaq Listing Rule 5250(c)(1) because it had not timely filed its Quarterly Report on Form 10-Q for the quarter ended September 30, 2023 (the “Form 10-Q”). According to the letter from Nasdaq, the Company must submit a plan of compliance (the “Plan”) within sixty (60) days addressing how it intends to regain compliance with Nasdaq’s listing rules or otherwise file the Form 10-Q before the expiration of such sixty (60) day period.

ITEM 8.01 OTHER EVENTS

As previously disclosed, on September 29, 2023, Blue Torch Finance LLC (“Blue Torch”) and the Company entered into a Second Amended and Restated Limited Waiver (the “Second A&R Limited Waiver”) of certain events of default (such events of default, the “Specified Events of Default”) under the Financing Agreement dated March 21, 2022, by and among the Company, the lenders from time-to-time party thereto (the “Lenders”), and Blue Torch as collateral agent and administrative agent for the Lenders, as amended by that certain First Amendment to Financing agreement, dated as of September 22, 2023, and as further amended, supplemented or otherwise modified from time to time prior to the date hereof (the “Financing Agreement”). The Second A&R Limited Waiver amends and restates the Amended Limited Waiver to Financing Agreement dated as of February 10, 2023 (as amended, the “Prior Waiver”). The Prior Waiver would have expired on the earliest of (x) the occurrence of an Event of Default under the Financing Agreement that is not a Specified Event of Default, and (z) September 29, 2023, subject to potential extension of up to 60 days to obtain regulatory and/or shareholder approval in the event the Company is pursuing a sale transaction (the date such period expires, the “Outside Date”). The Company and Blue Torch entered into the Second A&R Limited Wavier to, among other things, (i) waive certain Specified Events of Default including any failure of the Company to make the quarterly principal and interest payments under the Financing Agreement due to be paid on or about September 30, 2023; and (ii) extend the Outside Date. The Second A&R Limited Waiver will expire on the earliest of (x) the occurrence of an Event of Default under the Financing Agreement that is not a Specified Event of Default, (y) a failure by the Company to comply with certain sale and refinancing milestones set forth in a side letter agreed by the Company and the Lenders and (z) the amended Outside Date of October 13, 2023 (the “Waiver Period”). On October 13, 2023, the Company and Blue Torch entered into the First Amendment to the Second A&R Limited Waiver pursuant to which Blue Torch agreed to extend the Outside Date from October 13, 2023 to October 20, 2023. On October 20, 2023, the Company and Blue Torch entered into the Second Amendment to the Second A&R Limited Waiver pursuant to which Blue Torch agreed to extend the Outside Date from October 20, 2023 to October 27, 2023. Effective as of October 27, 2023, the Company and Blue Torch entered into the Third Amendment to the Second A&R Limited Waiver pursuant to which Blue Torch agreed to extend the Outside Date from October 27, 2023 to November 3, 2023. Effective as of November 3, 2023, the Company and Blue Torch entered into the Fourth Amendment to the Second A&R Limited Waiver pursuant to which Blue Torch agreed to extend the Outside Date from November 3, 2023 to November 10, 2023. Effective as of November 10, 2023, the Company and Blue Torch entered into the Fifth Amendment to the Second A&R Limited Waiver pursuant to which Blue Torch agreed to extend the Outside Date from November 10, 2023 to November 17, 2023.

Effective as of November 17, 2023, the Company and Blue Torch entered into the Sixth Amendment to the Second A&R Limited Waiver (the “Sixth Amendment to Second A&R Limited Waiver”) pursuant to which Blue Torch agreed to extend the Outside Date from November 17, 2023 to November 29, 2023.
The Second A&R Limited Waiver, as amended, concerns events of default that relate to the Company’s existing and anticipated failures to satisfy certain financial and non-financial covenants under the Financing Agreement. If the Company is unsuccessful in curing the continuing events of default by the expiration of the Waiver Period, the Company intends to seek further Limited Waivers with Blue Torch, although we cannot assure you that Blue Torch would be willing to grant additional waivers. If the Company failed to obtain a waiver or extension, the Company would be in default under the Financing Agreement and the lenders would be able to exercise remedies available to them under the Financing Agreement. For further information on the terms of the Financing Agreement please refer to our Amended Annual Report on Form 10-K/A for the fiscal year ended June 30, 2022, filed with the SEC on November 22, 2022.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

Exhibit No.	Description
10.1	Sixth Amendment to Second A&R Limited Waiver
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Troika Media Group, Inc.
(Registrant)

Date: November 20, 2023	By:	/s/ Derek McKinney
(Signature)
Derek McKinney General Counsel and Corporate Secretary